                                                                    EXHIBIT 3.02


                           AMENDED AND RESTATED BYLAWS

                                       OF

                           GENELABS TECHNOLOGIES, INC.

                           (A CALIFORNIA CORPORATION)

                                     BYLAWS

                                       OF

                           GENELABS TECHNOLOGIES, INC.
                           (A CALIFORNIA CORPORATION)

                       Originally Adopted October 23, 1985

               Amended:      September 30, 1986 (Name Change)
                             June 24, 1988 (Article XVI)
                             May 5, 1989 (2.2 Amended)
                             March 1, 1991 (Change in No. Directors)
                             April 23, 1993 (Change in No. Directors)
                             July 29, 1993 (Change in No. Directors)
                             October 2, 1998 (Article  X amended)


                                    ARTICLE I

                                     OFFICES

        SECTION 1.1: PRINCIPAL OFFICE. The principal executive office for the transaction of the business of this corporation shall be located at such place as the Board of Directors may from time to time decide. The Board of Directors is hereby granted full power and authority to change the location of the principal executive office from one location to another.

        SECTION 1.2: OTHER OFFICES. One or more branch or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or outside the State of California as it deems appropriate.

                                   ARTICLE II

                                    DIRECTORS

        SECTION 2.1: EXERCISE OF CORPORATE POWERS. Except as otherwise provided by these Bylaws, by the Articles of Incorporation of this corporation or by the laws of the State of California now or hereafter in force, the business and affairs of this corporation shall be managed and all corporate powers shall be exercised by or under the ultimate direction of a board of directors (the "Board of Directors").

        SECTION 2.2: NUMBER. The number of directors of this corporation shall not be less than five (5) nor more than nine (9) with the exact number of directors to be fixed from time to time by resolution of the Board of Directors of his corporation. There shall be nine (9) directors until such number is changed by resolution of the Board of Directors. The number of directors of this corporation shall be so variable until changed by an amendment of this
Section 2.2 adopted by the affirmative vote or written consent of holders of a majority of the outstanding shares of this corporation entitled to vote.

        SECTION 2.3: NEED NOT BE SHAREHOLDERS. The directors of this corporation need not be shareholders of this corporation.

        SECTION 2.4: COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving compensation therefor.

        SECTION 2.5: ELECTION AND TERM OF OFFICE. The directors shall be elected annually by the shareholders at the annual meeting of the shareholders. The term of office of the directors shall begin immediately after their election and shall continue until the next annual meeting of the shareholders and until their respective successors are elected and qualified.

        SECTION 2.6: VACANCIES. A vacancy or vacancies on the Board of Directors shall exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any annual meeting of shareholders at which any director is elected, to elect the full authorized number of directors to be voted for at that meeting. The Board of Directors may declare vacant the office of a director if he or she is declared of unsound mind by an order of court or convicted of a felony or if, within 60 days after notice of his election, he does not accept the office. Any vacancy, except for a vacancy created by removal of a director as provided in
Section 2.7 hereof, may be filled by a person selected by a majority of the remaining directors then in office, whether or not less than a quorum, or by a sole remaining director. Vacancies occurring in the Board of Directors by reason of removal of directors shall be filled only by approval of shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the outstanding shares entitled to vote. If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of 5% or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders to be held to elect the entire Board of Directors. The term of office of any director then in office shall terminate upon such election and qualification of a successor. Any director may resign effective upon giving written notice to the Chairman of the Board, if any, of the President, the Secretary or the Board of Directors of this corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. A reduction of the authorized number of directors shall not remove any director prior to the expiration of such director's term of office.

        SECTION 2.7: REMOVAL. The entire Board of Directors or any individual director may be removed without cause from office by an affirmative vote of a majority of the outstanding shares entitled to vote; provided that, unless the entire Board of Directors is removed, no director shall be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director's most recent election were then being elected. If any or all directors are so removed, new directors may be elected at the same meeting or at a subsequent meeting. If at any time a class or series of shares is entitled to elect one or more directors under authority granted by the Articles of Incorporation of this corporation, the provisions of this Section
2.7 shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

        SECTION 2.8: POWERS AND DUTIES. Without limiting the generality or extent of the general corporate powers to be exercised by the Board of Directors pursuant to Section 2.1 of these Bylaws, it is hereby provided that the Board of Directors shall have full power with respect to the following matters:

               (a) To purchase, lease and acquire any and all kinds of property, real, personal or mixed, and at its discretion to pay therefor in money, in property and/or in stocks, bonds, debentures or other securities of this corporation.

               (b) To enter into any and all contracts and agreements which in its judgment may be beneficial to the interests and purposes of this corporation.

               (c) To fix and determine and to vary from time to time the amount or amounts to be set aside or retained as reserve funds or as working capital of this corporation or for maintenance, repairs, replacements or enlargements of its properties.

               (d) To declare and pay dividends in cash, shares and/or property out of any funds of this corporation at the time legally available for the declaration and payment of dividends on its shares.

               (e) To adopt such rules and regulations for the conduct of its meetings and the management of the affairs of this corporation as it may deem proper.

               (f) To prescribe the manner in which and the person or persons by whom any or all of the checks, drafts, notes, bills of exchange, contracts and other corporate instruments shall be executed.

               (g) To accept resignations of directors; to declare vacant the office of a director as provided in Section 2.6 hereof; and, in case of vacancy in the office of directors, to fill the same to the extent provided in Section
2.6 hereof.

               (h) To create offices in addition to those for which provision is made by law or these Bylaws; to elect and remove at pleasure all officers of this corporation, fix their terms of office, prescribe their titles, powers and duties, limit their authority and fix their salaries in any way it may deem advisable which is not contrary to law or these Bylaws; and, if it sees fit, to require from the officers or any of them security for faithful service.

               (i) To designate some person to perform the duties and exercise the powers of any officer of this corporation during the temporary absence or disability of such officer.

               (j) To appoint or employ and to remove at pleasure such agents and employees as it may see fit, to prescribe their titles, powers and duties, limit their authority and fix their salaries in any way it may deem advisable which is not contrary to law or these Bylaws; and, if it sees fit, to require from them or any of them security for faithful service.

               (k) To fix a time in the future, which shall not be more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to say other action for which it is fixed, as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting, or entitled to receive any payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any other lawful actions and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of this corporation after any record date fixed as aforesaid. The Board of Directors may close the books of this corporation against transfers of shares during the whole or any part of such period.

               (l) To fix and locate from time to time the principal office for the transaction of the business of this corporation and one or more branch or other subordinate office or offices of this corporation within or without the State of California; to designate any place within or without the State of California for the holding of any meeting or meetings of the shareholders or the Board of Directors, as provided in Sections 10.1 and 11.1 hereof; to adopt, make and use a corporate seal, and to prescribe the forms of certificates for shares and to alter the form of such seal and of such certificates from time to time as in its judgment it may deem best, provided such seal and such certificates shall at all times comply with the provisions of law now or hereafter in effect.

               (m) To authorize the issuance of shares of stock of this corporation in accordance with the laws of the State of California and the Articles of Incorporation of this corporation.

               (n) Subject to the limitation provided in Section 14.2 hereof, to adopt, amend or repeal from time to time and at any time these Bylaws and any and all amendments thereof.

               (o) To borrow money and incur indebtedness on behalf of this corporation, including the power and authority to borrow money from any of the shareholders, directors or officers of this corporation, and to cause to be executed and delivered therefor in the corporate name promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor, and the note or other obligation given for any indebtedness of this corporation, signed officially by any officer or officers thereunto duly authorized by the Board of Directors shall be binding on this corporation.

               (p) To approve a loan of money or property to an officer, guarantee the obligation of an officer, or approve an employee benefit plan authorizing such a loan or guarantee to an officer, provided that, on the date of approval of such loan or guarantee, this corporation has outstanding shares held of record by 100 or more persons. Approval shall require a determination by the Board of Directors that the loan or guarantee may reasonably be expected to benefit this corporation and should be by vote sufficient without counting the vote of any interested director.

               (q) Generally to do and perform every act and thing whatsoever that may pertain to the office of a director or to a board of directors.

                     Section 2.9: Deleted. See Article XVI.

                                   ARTICLE III

                                    OFFICERS

        SECTION 3.1: ELECTION AND QUALIFICATIONS. The officers of this corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other officers, including, but not limited to, a Chairman of the Board of Directors, a Treasurer, and Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as the Board of Directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe. Any number of offices may be held by the same person. Any Vice President, Assistant Treasurer or Assistant Secretary, respectively, may exercise any of the powers of the President, the Chief Financial Officer or the Secretary, respectively, as directed by the Board of Directors, and shall perform such other duties as are imposed upon him or her by these Bylaws or the Board of Directors.

        SECTION 3.2: TERM OF OFFICE AND COMPENSATION. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of an officer under any contract of employment. Any officer may resign at any time upon written notice to this corporation, without prejudice to the rights, if any, of this corporation under any contract to which the officer is a party. If any vacancy occurs in any office of this corporation, the Board of Directors may appoint a successor to fill such vacancy.

                                   ARTICLE IV

                       CHAIRMAN OF THE BOARD OF DIRECTORS

        SECTION 4.1: POWERS AND DUTIES. The Chairman of the Board of Directors, if there be one, shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

                                    ARTICLE V

                                    PRESIDENT

        SECTION 5.1: POWERS AND DUTIES. The powers and duties of the President are:

               (a) To act as the general manager and chief executive officer of this corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of this corporation.

               (b) To preside at all meetings of the shareholders and, in the absence of the Chairman of the Board of Directors or if there be no Chairman, at all meetings of the Board of Directors.

               (c) To call meetings of the shareholders and meetings of the Board at Directors to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper.

               (d) To affix the signature of this corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of this corporation; to sign certificates for shares of stock of this corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of this corporation and to supervise and control all officers, agents and employees of this corporation.

        SECTION 5.2: PRESIDENT PRO TEM. If neither the Chairman of the Board of Directors, the President, nor any Vice President is present at any meeting of the Board of Directors, a President pro tem may be chosen by the directors present at the meeting to preside and act at such meeting. If neither the President nor any Vice President is present at any meeting of the shareholders, a President pro tem may be chosen by the shareholders present at the meeting to preside at such meeting.

                                   ARTICLE VI

                                 VICE PRESIDENT

        SECTION 6.1: POWERS AND DUTIES. The titles, powers and duties of the Vice President or Vice Presidents, if any, shall be as prescribed by the Board of Directors. In case of the absence, disability or death of the President, the Vice President, or one of the Vice Presidents, shall exercise all his or her powers and perform all his or her duties. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board of Directors.

                                   ARTICLE VII

                                    SECRETARY

        SECTION 7.1: POWERS AND DUTIES. The powers and duties of the Secretary are

               (a) To keep a book of minutes at the principal executive office of this corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding of such meeting, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

               (b) To keep the seal of this corporation and to affix the same to all instruments which may require it.

               (c) To keep or cause to be kept at the principal executive office of this corporation, or at the office of the transfer agent or agents, a record of the shareholders of this corporation, giving the names and addresses of all shareholders and the number and class of shares held by each, the number and date of certificates issued for shares and the number and date of cancellation of every certificate surrendered for cancellation.

               (d) To keep a supply of certificates for shares of this corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided that so long as this corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of this corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

               (e) To transfer upon the share books of this corporation any and all shares of this corporation; provided that so long as this corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of this corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer and, if this corporation then has one or more duly appointed and acting registrars, subject to the reasonable regulations of the registrar to which a new certificate is presented for registration; and provided further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 12.3 hereof.

               (f) To make service and publication of all notices that may be necessary or proper and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of this corporation.

               (g) Generally to do and perform all such duties as pertain to such office and as may be required by the Board of Directors.

                                  ARTICLE VIII

                             CHIEF FINANCIAL OFFICER

        SECTION 8.1: POWERS AND DUTIES. The powers and duties of the Chief Financial Officer are:

               (a) To supervise and control the keeping and maintaining of adequate and correct accounts of this corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of accounts shall at all reasonable times be open to inspection by any director.

               (b) To have the custody of all funds, securities, evidences of indebtedness and other valuable documents of this corporation and, at his or her discretion, to cause any or all thereof to be deposited for the account of this corporation with such depository as may be designated from time to time by the Board of Directors.

               (c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for monies paid in for the account of this corporation.

               (d) To disburse, or cause to be disbursed, all funds of this corporation as may be directed by the President or the Board of Directors, taking proper vouchers for such disbursements.

               (e) To render to the President or to the Board of Directors, whenever either may require, accounts of all transactions as Chief Financial Officer and of the financial condition of this corporation.

               (f) Generally to do and perform all such duties as pertain to such office and as may be required by the Board of Directors.

                                   ARTICLE IX

                               EXECUTIVE COMMITTEE

        SECTION 9.1: APPOINTMENT AND PROCEDURE. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, appoint from among its members an executive Committee of two or more directors. The Executive Committee may make its own rules of procedure subject to Section 11.9 hereof, and shall meet as provided by such rules or by resolution adopted by the Board of Directors (which resolution shall take precedence). A majority of the members of the Executive Committee shall constitute a quorum, and in every case the affirmative vote of a majority of all members of the Committee shall be necessary to the adoption of any resolution.

        SECTION 9.2: POWERS. During the intervals between the meetings of the Board of Directors, the Executive Committee, in all cases in which specific directions shall not have been given by the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of this corporation in such manner as the Committee may deem best for the interests of this corporation, except with respect to:

               (a) any action for which the laws of the State of California also require shareholder approval or approval of the outstanding shares;

               (b) the filling of vacancies on the Board of Directors or in any committee;

               (c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee;

               (d) the amendment or repeal of these Bylaws or the adoption of new Bylaws;

               (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

               (f) a distribution to the shareholders of this corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; and

               (g) the appointment of other committees of the Board of Directors or the members thereof.

                                    ARTICLE X

                            MEETINGS OF SHAREHOLDERS

        SECTION 10.1: PLACE OF MEETINGS. Meetings (whether regular, special or adjourned) of the shareholders of this corporation shall be held at the principal executive office for the transaction of business of this corporation, or at any place within or outside the State of California which may be designated by written consent of all the shareholders entitled to vote thereat, or which may be designated by resolution of the Board of Directors. Any meeting shall be valid wherever held if held by the written consent of all the shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of this corporation.

        SECTION 10.2: ANNUAL MEETINGS.

               (a) The annual meetings of the shareholders shall be held at the place provided pursuant to Section 10.1 hereof and at such time in a particular year as may be designated by written consent of all the shareholders entitled to vote thereat or which may be designated by resolution of the Board of Directors of the Company. Said annual meetings shall be held for the purpose of the election of directors, for the making of reports of the affairs of this corporation and for the transaction of such other business as may properly come before the meeting.

               (b) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his or her capacity as a proponent to a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder's meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

               (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 10.2. Such shareholder's notice shall set forth (i) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such shareholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 10.2. At the request of the Board of Directors, any person nominated by a shareholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he

               (c) or she should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded.

               (d) For purposes of this Section 10.2, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

        SECTION 10.3: SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President, the Chairman of the Board of Directors or by the Board of Directors, or by two or more members thereof, or by one or more holders of shares entitled to cast not less than 10% of the votes at the meeting. Upon request in writing sent by registered mail to the Chairman of the Board of Directors, President, Vice President or Secretary, or delivered to any such officer in person, by any person (other than the Board of Directors) entitled to call a special meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, which shall be not less than 35 days nor more than 60 days after the receipt of such request. If the notice is not given within 20 days after receipt of the requests, the person entitled to call the meeting may give the notice.

        SECTION 10.4: NOTICE OF MEETINGS. Except as otherwise may be required by law and subject to Section 10.3 above, written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at that meeting (see Section 10.9 below), by the Secretary, assistant secretary or other person charged with that duty, not less than ten (10) (or, if sent by third class mail, thirty (30)) nor more than sixty (60) days before such meeting.

        Notice of any meeting of shareholders shall state the date, place and hour of the meeting and,

               (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted at such meeting;

               (b) in the case of an annual meeting, the general nature of matters which the Board of Directors, at the time the notice is given, intends to present for action by the shareholders;

               (c) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the notice to be presented by management for election; and

               (d) in the case of any meeting, if action is to be taken on any of the following proposals, the general nature of such proposal:

                      (i) a proposal to approve a transaction within the provisions of California Corporations Code, Section 310 (relating to certain transactions in which a director has an interest);

                      (ii) a proposal to approve a transaction within the provisions of California Corporations Code, Section 902 (relating to amending the Articles of Incorporation of the corporation);

                      (iii) a proposal to approve a transaction within the provisions of California Corporations Code, Sections 181 and 1201 (relating to reorganization);

                      (iv) a proposal to approve a transaction within the provisions of California Corporations Code, Section 1900 (winding up and dissolution);

                      (v) a proposal to approve a plan of distribution within the provisions of California Corporations Code, Section 2007 (relating to certain plans providing for distribution not in accordance with the liquidation rights of preferred shares, if any).

               At a special meeting, notice of which has been given in accordance with this Section, action may not be taken with respect to business, the general nature of which has not been stated in such notice. At an annual meeting, action may be taken with respect to business stated in the notice of such meeting, given in accordance with this Section, and, subject to subsection 8(d) above, with respect to any other business as may properly come before the meeting.

        SECTION 10.5: MANNER OF GIVING NOTICE. Notice of any meeting of shareholders shall be given either personally or by first-class mail, or, if the corporation has outstanding shares held of record by 500 or more persons (determined as provided in California Corporations Code Section 605) on the record date for such meeting, third-class mail, or telegraphic or other written communication, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

        If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand by the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

        SECTION 10.6: CONSENT TO SHAREHOLDERS' MEETINGS. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or in approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as to approval of contracts between this corporation and any of its directors, amendment of the Articles of Incorporation, reorganization of this corporation or winding up the affairs of this corporation.

        SECTION 10.7: QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. Shares shall not be counted to make up a quorum for a meeting if voting of such shares at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. Except as provided herein, the affirmative vote of a majority of the shares represented and voting at a duly held meeting it which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required.

        SECTION 10.8: ADJOURNED MEETINGS. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, except as provided in Section 10.6 hereof, in the absence of a quorum, no other business may be transacted at such meeting. When a meeting is adjourned for more than 45 days or if after adjournment i new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at a meeting. Except as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting the shareholders may transact any business which might have been transacted at the original meeting.

        SECTION 10.9: VOTING RIGHTS. Only persons in whose names shares entitled to vote stand on the stock records of this corporation at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held or, if some other day be fixed for the determination of shareholders of record pursuant to Section 2.8(k) hereof, then on such other day, shall be entitled to vote at such meeting. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given. In the absence of any contrary provision in the Articles of Incorporation or in any applicable statute relating to the election of directors or to other particular matters, each such person shall be entitled to one vote for each share.

        SECTION 10.10: ACTION BY WRITTEN CONSENTS. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval of (i) contracts between this corporation end any of its directors, (ii) indemnification of any person, (iii) reorganization of this corporation or (iv) distributions to shareholders upon winding up of the affairs of this corporation in certain circumstances without a meeting by less than unanimous written consent shall be given at least 10 days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. All notices given hereunder shall conform to the requirements of
Section 10.4 hereto and applicable law. When written consents are given with respect to any shares, they shall be given by and accepted from the persons in whose names such shares stand on the books of this corporation at the time such respective consents are given, or their proxies. Any shareholder giving a written consent, or any shareholder's proxy holder, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by this corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of this corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of this corporation. Notwithstanding anything herein to the contrary, and subject to Section 305(b) of the California Corporations Code, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

        SECTION 10.11: ELECTION OF DIRECTORS. Every shareholder entitled to vote at any election of directors of this corporation may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as such shareholder thinks fit. No shareholder, however, may cumulate such shareholder's votes for one or more candidates unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to voting, of such shareholder's intention to cumulate such shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be declared elected. Votes against the director and votes withheld shall have no legal effect. Election of directors need not be by ballot except upon demand made by a shareholder at the meeting and before the voting begins.

        SECTION 10.12: PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person's duly authorized agent and filed with the Secretary of this corporation. No proxy shall be valid (i) after revocation thereof, unless the proxy is specifically made irrevocable and otherwise conforms to this Section 10.11 and applicable law, or (ii) after the expiration of eleven months from the date thereof, unless the person executing it specifies therein the length of time for which such proxy is to continue in force. Revocation may be effected by a writing delivered to the Secretary of this corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at the meeting and voting in person by, the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, a written notice of such death or incapacity is received by the Secretary of this corporation. A proxy which states that it is irrevocable is irrevocable for the period specified therein when it is held by any of the following or a nominee of any of the following (i) a pledgee; (ii) a person who has purchased or agreed to purchase or holds an option to purchase the shares or a person who has sold a portion of such person's shares in this corporation to the maker of the proxy;
(iii) a creditor or creditors of this corporation or the shareholder who extended or continued credit to this corporation or the shareholder in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing the credit; (iv) a person who has contracted to perform services as an employee of this corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for; (v) a person designated by or under a close corporation shareholder agreement or a voting trust agreement; or (vi) a beneficiary of a trust with respect to shares held by the trust. In addition, a proxy may be made irrevocable if it is given to secure the performance of a duty or to protect a title, either legal or equitable, until the happening of events which, by its terms, discharge the obligation secured by it. Notwithstanding the period of irrevocability specified, the proxy becomes revocable when the pledge is redeemed, the option or agreement to purchase is terminated or the seller no longer owns any shares of this corporation or dies, the debt of this corporation or the shareholder is paid, the period of employment provided for in the contract of employment has terminated, the close corporation shareholder agreement or the voting trust agreement has terminated, or the person ceases to be a beneficiary of the trust. In addition, a proxy may be revoked, notwithstanding a provision making it irrevocable, by a transferee of hares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears on the certificate representing such shares. Every form of proxy or written consent, which provides an opportunity to specify approval or disapproval with respect to any proposal, shall also contain an appropriate space marked "abstain," whereby a shareholder may indicate a desire to abstain from voting his or her shares on the proposal. A proxy marked "abstain" by the shareholder with respect to a particular proposal shall not be voted either for or against such proposal. In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a shareholder "withhold" or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted either for or against the election of a director.

        SECTION 10.13: INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

        These inspectors shall:

               (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

               (b) Receive votes, ballots, or consents;

               (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

               (d) Count and tabulate all votes or consents;

               (e) Determine when the polls shall close;

               (f) Determine the result; and

               (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                   ARTICLE XI

                              MEETINGS OF DIRECTORS

        SECTION 11.1: PLACE OF MEETINGS. Meetings (whether regular, special or adjourned) of the Board of Directors of this corporation shall be held at the principal executive office of this corporation or at any other place within or outside the State of California which may be designated from time to time by resolution of the Board of Directors or which is designated in the notice of the meeting.

        SECTION 11.2: REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held after the adjournment of each annual meeting of the shareholders (which regular directors' meeting shall be designated the "regular Annual Meeting") and at such other times as may be designated from time to time by resolution of the Board of Directors. Notice of the time and place of all regular meetings shall be given in the same manner as for special meetings, except that no such notice need be given if (i) the time and place of such meetings are fixed by the Board of Directors or (ii) the Regular Annual Meeting is held at the principal executive office of this Corporation hereof and on the date specified by the Board of Directors.

        SECTION 11.3: SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, if any, or the President, or any Vice President, or the Secretary or by any two or more directors.

        SECTION 11.4: NOTICE OF SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held upon no less than four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph to each director. Notice need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the meeting thereof, whether before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to the person at the home or office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. A notice or waiver of notice need not specify the purpose of any meeting of the Board of Directors. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which meetings of the directors are regularly held. If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to all directors not present at the time of adjournment.

        SECTION 11.5: QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors subject to provisions of law relating to interested directors and indemnification of agents of this corporation. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

        SECTION 11.6: CONFERENCE TELEPHONE. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 11.6 constitutes presence in person at such meeting.

        SECTION 11.7: WAIVER OF NOTICE AND CONSENT. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        SECTION 11.8: ACTION WITHOUT A MEETING. Any action required or permitted by law to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

        SECTION 11.9: COMMITTEES. The provisions of this Article XI apply also to committees of the Board of Directors and incorporators and action by such committees and incorporators, mutatis mutandis.

                                   ARTICLE XII

                                SUNDRY PROVISIONS

        SECTION 12.1: INSTRUMENTS IN WRITING. All checks, drafts, demands for money, notes and written contracts of this corporation shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time designate. No officer, agent, or employee of this corporation shall have the power to bind this corporation by contract or otherwise unless authorized to do so by these by-laws or by the Board of Directors.

        SECTION 12.2: SHARES HELD BY THE CORPORATION. Shares in other corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by any officer of this corporation authorized to do so by resolution of the Board of Directors.

        SECTION 12.3: CERTIFICATES FOR SHARES. There shall be issued to every holder of shares in this corporation a certificate or certificates signed in the name of this corporation by the Chairman of the Board of Directors, if any, or the President or a Vice President and by the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by this corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

        SECTION 12.4: LOST CERTIFICATES. Where the owner of any certificate for shares of this corporation claims that the certificate has been lost, stolen or destroyed, a new certificate shall be issued in place of the original certificate if the owner (i) so requests before this corporation has notice that the original certificate has been acquired by a bona fide purchaser, (ii) files with this corporation an indemnity bond in such form and in such amount as shall be approved by the President or a Vice President of this corporation, and (iii) satisfies any other reasonable requirements imposed by this corporation. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

        SECTION 12.5: CERTIFICATION AND INSPECTION OF BYLAWS. This corporation shall keep at its principal executive office the original or a copy of these by-laws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

        SECTION 12.6: ANNUAL REPORTS. Provided that this corporation has 100 or fewer shareholders, the making of annual reports to the shareholders is dispensed with and the requirement that such annual reports be made to shareholders is expressly waived, except as may be directed from time to time by the Board of Directors or the President.

                                  ARTICLE XIII

                           CONSTRUCTION OF BYLAWS WITH
                         REFERENCE TO PROVISIONS OF LAW

        SECTION 13.1: BYLAW PROVISIONS ADDITIONAL AND SUPPLEMENTAL TO PROVISIONS OF LAW. All restrictions, limitations, requirements and other provisions of these by-laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

        SECTION 13.2: BYLAWS PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these by-laws which, upon being construed in the manner provided in Section 13.1 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these by-laws, it being hereby declared that these by-laws, and each article, section, subsection, subdivision, sentence, clause or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

                                   ARTICLE XIV

                     ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

        SECTION 14.1: BY SHAREHOLDERS. Bylaws may be adopted, amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Bylaws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by the shareholders; provided, however, that a Bylaw or amendment of the Articles of Incorporation reducing the fixed number or the minimum number of directors to a number less than 5 cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3% of the outstanding shares entitled to vote.

        SECTION 14.2: BY THE BOARD OF DIRECTORS. Subject to the right of shareholders to adopt, amend or repeal Bylaws, Bylaws, other than a Bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, may be adopted, amended or repealed by the Board of Directors. A Bylaw adopted by the shareholders may restrict or eliminate the power of the Board of Directors to adopt, amend or repeal Bylaws.

                                   ARTICLE XV

                        RESTRICTIONS ON TRANSFER OF STOCK

        SECTION 15.1: SUBSEQUENT AGREEMENT OR BYLAW. If (a) any two or more shareholders of this corporation shall enter into any agreement abridging, limiting or restricting the rights of any one or more of them to sell, assign, transfer, mortgage, pledge, hypothecate or transfer on the books of this corporation any or all of the shares of this corporation held by them, and if a copy of said agreement shall be filed with this corporation, or if (b) shareholders entitled to vote shall adopt any Bylaw provision abridging, limiting or restricting the aforesaid rights of any shareholders, then, and in either of such events, all certificates of shares of stock subject to such abridgements, limitations or restrictions shall have a reference thereto endorsed thereon by an officer of this corporation and such certificates shall not thereafter be transferred on the books of this corporation except in accordance with the terms and provisions of such agreement or Bylaw, as the case may be; provided, that no restriction shall be binding with respect to shares issued prior to adoption of the restriction unless the holders of such shares voted in favor of or consented in writing to the restriction.

                                   ARTICLE XVI

                                 INDEMNIFICATION

        SECTION 16.1: INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. This corporation shall indemnify each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that such person is or was a director, officer or employee of this corporation, or is or was serving at the request of this corporation as a director, officer or employee of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer or employee of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation, to the fullest extent permitted by the California Corporations Code, against all expenses, including, without limitation, attorneys' fees and any expenses of establishing a right to indemnification, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such Proceeding, and such indemnification shall continue as to a person who has ceased to be such a director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such person; provided, however, that this corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of this corporation.

        SECTION 16.2: ADVANCEMENT OF EXPENSES. This corporation shall pay expenses incurred by such a director, officer or employee in defending any Proceeding as they are incurred in advance of its final disposition; provided, however, that if the California Corporations Code then so requires, the payment of such expenses incurred by a director, officer or employee in advance of the final disposition of a Proceeding shall be made only upon receipt by this corporation of an undertaking by or on behalf of such director, officer or employee to repay such amount if it shall be determined ultimately that such person is not entitled to be indemnified under this Article XVI or otherwise.

        SECTION 16.3: NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person in this Article XVI shall not be deemed exclusive of any other rights that such person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Additionally, nothing in this Article XVI shall limit the ability of this corporation, in its discretion, to indemnify persons whom this corporation is not obligated to indemnify pursuant to this Article XVI.

        SECTION 16.4: INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to cause this corporation to enter into a contract with any director, officer, employee or agent of this corporation, or any person serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than (to the extent permitted by this Corporation's Articles of Incorporation and the California Corporations Code), those provided for in this Article XVI.

        SECTION 16.5: EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article XVI shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this
Article XVI and existing at the time of such amendment, repeal or modification.